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                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Martek Biosciences Corporation of our report dated December 11, 1998, included in the 1998 Annual Report to Shareholders of Martek Biosciences Corporation.

We also consent to the incorporation by reference of our report dated December 11, 1998, with respect to the financial statements of Martek Biosciences Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended October 31, 1998, in the following Registration Statements:

   (1) Registration Statement Number 33-79222 on Form S-8, dated May 23, 1994.

   (2) Registration Statement Number 33-93580 on Form S-3, dated June 16, 1995.

   (3) Registration Statement Number 333-27671 on Form S-8, dated May 22, 1997.

   (4) Registration Statement Number 333-53803 on Form S-3, dated June 18, 1998.


                                                         /s/ Ernst & Young LLP


Vienna, Virginia
January 26, 1999